SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

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Neogen Corporation

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September 7, 2007

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Neogen Corporation on Thursday, October 11, 2007, at 10:00 a.m. eastern time. The Annual Meeting will be held at the University Club of Michigan State University at 3435 Forest Road in Lansing, Michigan.

The Annual Meeting will feature a report on Neogen’s business activities, and voting on the following issues: election of directors, approval of additional authorized common shares, a new stock option plan, and the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the current fiscal year. On the following pages you will find the notice of the Annual Meeting of Shareholders and the proxy statement

It is important that your shares are represented at the Annual Meeting, regardless of how many shares you own. Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card as soon as possible. Sending a proxy card will not affect your right to vote in person if you attend the meeting.

Sincerely,

James L. Herbert

Chairman & Chief Executive Officer

Your vote is important. Even if you plan to attend the meeting,

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

620 Lesher Place

Lansing, MI 48912

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS OF NEOGEN CORPORATION

Date:	October 11, 2007

Time:	10:00 a.m., Eastern Time

Place:	The University Club of Michigan State University, 3435 Forest Road, Lansing, Michigan 48909

Items of Business:

•	The election of three Class II directors, each to serve for a three year term;

•	The approval of an increase in authorized common shares;

•	The approval of the 2007 Stock Option Plan;

•	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2008; and

•	To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

All shareholders are cordially invited to attend the meeting. At the meeting, you will hear a report on the Company’s business and have a chance to meet the directors and executive officers. A copy of the 2007 Annual Report is enclosed.

Only shareholders of record at the close of business on August 17, 2007 are entitled to notice of and to vote at the meeting.

Your vote is important. Please vote your shares promptly. To vote your shares complete, sign, date and return your proxy card. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

Richard R. Current

Secretary

September 7, 2007

Neogen Corporation

620 Lesher Place

Lansing, MI 48912

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

October 11, 2007

GENERAL INFORMATION

These proxy materials are provided in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders of Neogen Corporation (the “Annual Meeting”) to be held on October 11, 2007 at 10:00 am, local time, at the University Club of Michigan State University, 3435 Forest Road, Lansing, Michigan 48909, and at any adjournment of the meeting. The solicitation will begin on or about September 10, 2007.

There are four proposals scheduled to be voted on at the Annual Meeting:

•	Election of three directors;

•	Approval of an increase in authorized common shares;

•	Approval of the 2007 Stock Option Plan; and

•	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2008.

Revocation of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use exercise by the filing of a written notice of revocation with our Secretary, by delivering to our Secretary a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Voting and Solicitation

All shares represented by a properly executed proxy will be voted unless the proxy is revoked. If a choice is specified, it will be voted in accordance with the specification. If no choice is specified, the proxy holders will vote the shares in accordance with the recommendations of the Board of Directors, which are set forth with the discussion of each matter later in this Proxy Statement. In summary, the Board recommends that you vote:

•	FOR the election of the nominees for directors;

•	FOR approval of the increase in authorized common shares;

•	FOR approval of the 2007 Stock Option Plan; and

•	FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2008.

In addition, the proxy holders may vote at their discretion with respect to any other matter that may properly come before the meeting. All shareholders at the close of business on August 17, 2007, the record date for the meeting, are entitled to vote at the meeting. On August 17, 2007 there were 9,379,757 shares of the Company’s common stock outstanding. For each proposal, each shareholder is entitled to one vote for each share of Neogen Corporation common stock owned at that time.

If you are a shareholder of record, you may vote by mail by completing, dating and signing your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as officer of a corporation, guardian, executor, trustee or custodian), you should indicate your name and title or capacity.

You may also vote in person at the Annual Meeting or may be represented by another person at the meeting by executing a proper proxy designating that person.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you will receive instructions from the street name holder that you must follow in order to have your shares voted.

If your shares are held in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the street name holder.

If you are a beneficial owner of shares held in street name, you may submit new voting instructions by contacting your brokerage firm, bank or other holder of record.

Broker non-votes on a matter occur when the broker, bank or other holder of record that holds your shares in street name is not entitled to vote on a matter without instruction from you and no instruction is given. Absent instruction from you, a street name holder may vote your shares in its discretion on the election of directors and ratification of the appointment of Ernst & Young LLP but may not vote your shares on the approval of the increase in authorized shares or the 2007 Stock Option Plan.

In the election of directors, the three nominees receiving the highest number of votes will be elected. The other matters require the affirmative vote of a majority of the votes cast at the meeting, provided, in the case of Proposals 2 and 3, that the total vote cast represents over 50% of the outstanding shares of Common Stock. Votes that are withheld with respect to the election of directors and broker non-votes and abstentions on the other matters are not counted as votes cast.

PROPOSALS FOR SHAREHOLDER ACTION

PROPOSAL 1 – ELECTION OF DIRECTORS

The Company’s By-Laws provide that the Company shall have at least five and no more than nine directors, with the exact number to be determined by the Board. The Board of Directors currently is comprised of nine directors. The directors are classified into three classes to serve for the terms set forth next to their names or until their successors have been duly qualified and elected.

Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the nominees named below. All of the nominees for director are currently directors of the Company. If any nominee becomes unavailable for any reason it is intended that the proxies will be voted for a substitute nominee designated by the Board. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by vote of a majority of the directors then in office for a term expiring at the next Annual Meeting of shareholders.

Nominees	Expiration of Proposed Term
Class II:
Jack C. Parnell	2010
Robert M. Book	2010
Clayton K. Yeutter, Ph.D	2010

Directors Continuing in Office	Expiration of Term
Class III:
James L. Herbert	2008
G. Bruce Papesh	2008
Thomas H. Reed	2008

Class I:
Lon M. Bohannon	2009
A. Charles Fischer	2009
Gordon E. Guyer, Ph.D.	2009

Name of Director	Age	Position	Director Since
James L. Herbert	67	Chairman and CEO of the Company, Director	1982
Lon M. Bohannon	54	President and COO of the Company, Director	1996
Thomas H. Reed (2)(3)	62	Director	1995
Robert M. Book (2)(3)(4)	77	Director	1990
Gordon E. Guyer, Ph.D.(3)	81	Director	1990
A. Charles Fischer (1)	65	Director	2006
G. Bruce Papesh (2)	60	Director	1993
Jack C. Parnell (1)(4)	72	Director	1993
Clayton K. Yeutter, Ph.D.	77	Director	2007

(1)	Member, Compensation Committee

(2)	Member, Stock Option Committee

(3)	Member, Audit Committee

(4)	Member of Nominating Committee

The following is a brief summary of the business experience, for at least the past five years, for each of the nominees for, and the current members of, the Board of Directors.

Nominees for the Board of Directors:

Jack C. Parnell was elected to the Board of Directors in October 1993 and as Chairman of the Board in October, 2001. In 2006 Mr. Parnell resigned as Chairman, but remained a Director. Since 1991, he has held the position of Governmental Relations Advisor with the law firm of Kahn, Soares and Conway. In 1989, Mr. Parnell was appointed by President George H. W. Bush to serve as Deputy Secretary of the U.S. Department of Agriculture. From 1983 to 1989, he served in three different senior governmental positions for the State of California, including Secretary of the California Department of Food and Agriculture from 1987 to 1989. The firm of Kahn, Soares and Conway currently acts as the Company’s government relations advisor. See also “Information about the Board and Corporate Governance matters”.

Robert M. Book was elected to the Board of Directors in November 1990. Since January 1993, Mr. Book has served as President of AgriVista, Inc., a company that provides agricultural consulting and marketing services. He served as President of the Indiana Institute of Agriculture, Food and Nutrition from 1983 through 1992. He was formerly Group Vice President of Agriculture Marketing for Elanco Products Company, a division of Eli Lilly & Co.

Dr. Clayton Yeutter is nominated for election by the shareholders to the Neogen Corporation Board of Directors for the first time in 2007. He was elected to the Board, on an interim basis, on July 26, 2007. Dr. Yeutter has been actively involved in his family’s ranching and cattle feeding operation in Nebraska over his lifetime. Also during that time he has served in department level positions under four Presidents of the United States of America, with his last position as Secretary of Agriculture under President George H. W. Bush. Dr. Yeutter formerly served on the Boards of Directors of Caterpillar, Texas Instruments, Weyerhaeuser Company, ConAgra Foods and Zurich Financial Services, among several others. He currently serves on the Boards of Directors of American Commercial Lines, Burlington Capital Group and Covanta Holding Company.

The Board of Directors recommends a vote FOR the above nominees.

Other current members of the Board of Directors:

James L. Herbert is Chairman of the Board and Chief Executive Officer of Neogen Corporation. Previously he was President, Chief Executive Officer, and a Director of the Company since he joined Neogen in June 1982. He resigned as President, but remained as CEO and was named Chairman in 2006. Prior to joining Neogen he held the position of Corporate Vice President of DeKalb Ag Research, a major agricultural genetics and energy company. He has management experience in animal biologics, specialized chemical research, medical instruments, aquaculture, animal nutrition, and poultry and livestock breeding and production.

Lon M. Bohannon is President and Chief Operating Officer of Neogen Corporation. He was elected to the Board of Directors in October 1996. Mr. Bohannon joined Neogen in October 1985 as Vice President of Finance, was promoted to Vice President—Administration and Chief Financial Officer in November 1994 and was named Chief Operating Officer in 1999 and President and COO in 2006. He is responsible for all areas of the Company’s operations except research and corporate development. A CPA, Mr. Bohannon served as Administrative Controller for Federal Forge, Inc., a metal forging and stamping firm, from March 1980 until October 1985, and was associated with the public accounting firm of Ernst & Young from June 1975 to March 1980.

Dr. Gordon E. Guyer joined the Board of Directors in January 1990. Dr. Guyer retired in 1996 as Director of the Michigan Department of Agriculture, a position he held since 1993. Dr. Guyer served as President of Michigan State University from 1991 to 1993 and was Vice President of Governmental Affairs for the University from 1988 until 1991. From 1986 to 1988, he was Director of the Department of Natural Resources for the State of Michigan.

A. Charles Fischer was President and CEO of Dow AgroSciences and a member of Dow Chemical Company’s Executive Management Team until his retirement in 2004. He was elected to the Board of Directors in October 2006. Mr. Fischer’s career with Dow Chemical spanned 37 years and included assignments in South America, Europe, the Middle East and Africa. He served as president of CropLife International and CropLife America, is past chairman of the National FFA Foundation and was associated in various capacities with the Central Indiana Life Sciences Initiative and the Biotechnology Industry Organization.

G. Bruce Papesh was elected to the Board of Directors in October 1993 and was Secretary from October 1994 to October 1999. Since 1987, Mr. Papesh has served as President of Dart, Papesh & Company Inc., member SIPC and NASD, an investment consulting and financial services firm. Mr. Papesh also served on the Board of Directors of Immucor, Inc., a publicly traded immunodiagnostics company that manufactures and markets products for the human clinical blood bank industry, until October 1, 2001.

Thomas H. Reed was elected to the Board of Directors in October 1995 and was elected Secretary in October 1999 and resigned as secretary in 2007. Mr. Reed is Special Assistant to the President of Packerland Packing Company. Prior to assuming that position, he served as Vice President of Michigan Livestock Exchange Marketing, a division of Southern States Cooperative, Inc. and prior to that as President and Chief Executive Officer of the Michigan Livestock Exchange. Mr. Reed is a former member of the Board of Directors of the National Livestock Producers Association and is a former chairman of the Michigan State University Board of Trustees.

PROPOSAL 2 – PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

Article III of the Company’s Articles of Incorporation presently provides for an authorized capitalization of the Company of 20,000,000 shares of Common Stock, $0.16 par value per share and a series of preferred stock consisting of 100,000 shares with a par value of $1.00 per share. As of August 17, 2007, 9,379,757 shares of Common Stock were issued and outstanding, with 812,044 additional shares of Common Stock reserved for issuance upon exercise of outstanding stock options and warrants and stock options available for grant under the Company’s Option Plans. Additionally, on July 26, 2007 the Board of Directors decided a three-for-two stock dividend. This dividend will require the use of 4,700,000 authorized shares. No shares of preferred stock were outstanding at such date. The Board of Directors of the Company has proposed an amendment to Article III of the Company’s Articles of Incorporation to increase, from 20,000,000 to 30,000,000, the number of authorized shares of Common Stock. The approval of this proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock requires the affirmative vote of the holders, as of the Record Date, of the majority of the outstanding shares of Common Stock.

If the proposal is approved by the shareholders of the Company, the additional 10,000,000 shares of Common Stock so authorized will be available for issuance by the Board of Directors of the Company for stock splits or stock dividends, acquisitions, raising additional capital, stock options or other corporate purposes. The Company does not anticipate that it would seek authorization from the shareholders for issuance of such additional shares unless required by applicable law or regulation. The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the shareholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the authorized shares of Common Stock be used as a type of antitakeover device. Any additional Common Shares, when issued, would have the same rights and preferences as the shares of Common Stock presently outstanding. There are no preemptive rights available to shareholders in connection with the issuance of any such shares. The Board of Directors recommends a vote FOR the approval of the Amendment to Article III of the Company’s Articles of Incorporation.

PROPOSAL 3 – APPROVAL OF NEOGEN CORPORATION 2007 STOCK OPTION PLAN

At the meeting, shareholders will be asked to consider and act upon a proposal to approve the Neogen Corporation 2007 Stock Option Plan (the “Plan”). Pursuant to the Plan, 1,000,000 shares of the Company’s Common Stock are reserved for issuance. The Plan is intended to serve as the successor to the Neogen Corporation 1997 Stock Option Plan that expired on August 14, 2007. The Board of Directors believes that it is in the Company’s and its shareholders’ best interests to approve the Plan to allow the Company to continue to grant stock options to secure for the Company the benefits of the additional incentives inherent in the ownership of its Common Stock by directors, key employees (including officers) and consultants, to help the Company attract, secure and retain the services of these persons and to provide these persons with an opportunity to acquire or enlarge their stock ownership so they might have a direct interest in the Company’s success. The Company will furnish a full copy of the proposed Plan without charge to each person who forwards a written request including representation that he or she was a shareholder on August 17, 2007 to: Corporate Secretary, Neogen Corporation, 620 Lesher Place, Lansing, Michigan 48912. The Company’s Board of Directors has approved the Plan, subject to shareholder approval. The major features of the Plan are summarized below, but this is only a summary and is qualified in its entirety by reference to the actual text. Capitalized terms not otherwise defined in this Proxy Statement have the meanings given them in the Plan. As of the Record Date, the closing sale price of the Company’s Common Stock was $30.01.

APPROVAL OF THE PLAN

The approval by a majority of the votes cast by the holders of Common Shares at the meeting and entitled to vote on the action is necessary for shareholder approval of the Plan. Abstentions, withheld votes and broker nonvotes will not be deemed votes cast in determining approval of this proposal, but will be counted in determining the number of Common Shares present or represented by proxy in determining whether a quorum is present.

GENERAL

Options granted under the Plan may be “Incentive Stock Options” (options meeting the requirements set forth in the Plan and which are also intended to be and qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations thereunder (the “Code”), nonqualified options (options which meet the requirements set forth in the Plan but are not intended to be, or do not qualify as, an incentive stock option within the meaning of Section 422), or both. The Plan contains various provisions to ensure that Incentive Stock Options comply with Section 422. The purpose of the Plan is to provide key employees (including officers), directors and consultants of the Company and its Subsidiaries with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company and its Subsidiaries; to join the interests of key employees, directors and consultants with the interests of the shareholders of the Company; and to facilitate attracting and retaining key employees, directors and consultants of exceptional ability.

ADMINISTRATION

The Plan shall be administered by a Committee appointed by the Board of Directors. Subject to the provisions of the Plan, the Committee shall determine, from those eligible to be Participants under the Plan, the persons to be granted stock options, the amount of stock to be optioned to each such person, the time such options shall be granted and the terms and conditions of any stock options. Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, to promulgate; amend and rescind rules and regulations relating to the Plan; and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board of Directors of the Company, be final and conclusive.

PLAN PARTICIPANTS

Subject to the granting of automatic stock options to Outside Directors, the Committee shall determine and designate from time to time those key employees (including officers), directors and consultants of the Company or any subsidiary to whom options are to be granted and who thereby become participants under the Plan; provided, however, that (a) Incentive Options shall be granted only to employees (as defined in the Code) of the Company or a corporate subsidiary, to the extent required by Section 422 of the Code, or any successor provision, and (b) no participant may be granted stock options to purchase more than 100,000 Common Shares in the aggregate in any fiscal year of the Company.

SHARES SUBJECT TO GRANT

The maximum number of Common Shares with respect to which stock options may be granted under the Plan is 1,000,000 Common Shares, which may consist in whole or in part of authorized and unissued or reacquired Common Shares. Unless the Plan has terminated, shares covered by the unexercised portion of canceled, expired or otherwise terminated options under the Plan are again available for option and sale. The number and type of shares subject to each outstanding stock option, the option price with respect to outstanding stock options, the aggregate number and type of shares remaining available under the Plan, and the maximum number and type of shares that may be granted to any participant in any fiscal year are subject to such adjustment as the Committee deems appropriate to reflect events such as stock dividends, stock splits, recapitalizations, mergers, statutory share exchanges or reorganizations by the Company.

STOCK OPTIONS

Grants of Stock Options, both Incentive Options and Nonqualified Options, may be awarded under the Plan. An Incentive Option is intended to be, and qualifies as, an incentive stock option within the meaning of Section 422 of the Code. Any Option granted under the Plan must have an exercise price not less than 100% of the fair market value of the shares on the date on which such option is granted. With respect to an Incentive Option granted to a participant who owns more than 10% of the total combined voting shares of the Company or of any parent or subsidiary of the Company, the exercise price of such option must not be less than 110% of the fair market value of the shares subject to such option on the date such option is granted. At the time of the exercise of any option granted pursuant to the Plan, the participant must pay the full option price for all shares purchased (a) in cash or, (b)

with the consent of the Committee, (i) in Common Shares, (ii) subject to such conditions as may be established by the Committee, by the Company retaining from the shares to be delivered upon exercise of the stock option that number of shares having a fair market value on the date of exercise equal to the option price of the number of shares with respect to which the participant exercises the option, (iii) by delivery to the Company of written notice of the exercise in such form as the Committee may prescribe, accompanied by irrevocable instructions to a stock broker to promptly deliver to the Company full payment for the shares with respect to which the option is exercised from the proceeds of stockbroker’s sale of, or loan against, the shares, or (iv) in such other manner as the Committee determines is appropriate. The aggregate fair market value (determined as of the date the option is granted) of the underlying stock with respect to which Incentive Options are first exercisable for the first time by such individual during any calendar year (under all of such plans of the Company and its parent and subsidiary corporations) cannot exceed $100,000.

AUTOMATIC STOCK OPTIONS

Each outside director of the Corporation shall automatically be granted a Nonqualified Stock Option to purchase 5,000 shares of Common Stock as of the date he or she is first elected or appointed to the Board of Directors. Each outside director of the Corporation who is re-elected to the Board of Directors shall automatically be granted a Nonqualified Stock Option to purchase 2,000 shares of Common Stock as of the date of each re-election. All automatic stock options granted shall be exercisable in one-third cumulative annual installments beginning one year after the date of grant, shall expire ten years after the date of grant and shall have an option price equal to 100% of the fair market value of the Company’s Common Stock on the date of grant.

CONTINUATION OF EMPLOYMENT

Options granted under the Plan may be exercised only while the participant is an employee, or director, of the Company or a subsidiary, except as described under “Extraordinary Transactions” and except that the Committee may permit the exercise of all or any portion of the options granted to such participant (i) for a period not to exceed three months following termination of employment with respect to Incentive Options that are intended to remain Incentive Options if such termination is not due to death or permanent disability of the participant, (ii) for a period not to exceed one year following termination of employment with respect to Incentive Options that are intended to remain Incentive Options if termination of employment is due to the death or permanent disability of the participant, and (iii) for a period not to extend beyond the expiration date with respect to Nonqualified Options or Incentive Options that are not intended to remain Incentive Options, all subject to any restrictions, terms and conditions fixed by the Committee.

TERM OF STOCK OPTIONS

If not sooner terminated, each stock option granted under the Plan will expire not more than ten years from the date of grant; provided that, with respect to an Incentive Option, such option must expire not more than five years after the date of the grant.

SHAREHOLDER RIGHTS

No participant in the Plan has any of the rights of a shareholder of the Company under any option granted under the Plan until the actual issuance of shares to the participant, and before such issuance no adjustment will be made for dividends, distributions or other rights in respect of such shares, except as described under the caption “Shares Subject to Grant”.

EXTRAORDINARY TRANSACTIONS

If the Company engages in specified consolidations, mergers, transfers of substantially all of its properties and assets, dissolutions, liquidations, reorganizations or reclassifications in such a way that holders of Common Shares are entitled to receive stock, securities, cash or other assets with respect to, or in exchange for, the Common Shares (each a “Transaction”), then each participant holding a stock option granted under the Plan will be entitled, upon the exercise of such option after consummation of a Transaction, to receive (for the same aggregate exercise price) the stock and other securities, cash and assets the participant would have received upon consummation of the Transaction if he or she had exercised the option in full immediately before consummation of the Transaction. In addition, in connection with a Transaction, the Committee may (i) permit stock options outstanding under the Plan to be exercised in full for a limited period of time, after which all unexercised stock options and all rights of participants under such options would terminate, (ii) permit stock options outstanding under the Plan to be exercised in full for their then-remaining terms, or (iii) require all stock options outstanding under the Plan to be surrendered to the Company for cancellation and payment to each participant in cash of the excess of the fair market value of the underlying Common Shares, as of the date such Transaction is effective, over the exercise price, less any applicable withholding taxes.

FEDERAL INCOME TAX CONSEQUENCES

The rules governing the tax treatment of options and shares acquired upon the exercise of options are quite technical. Therefore, the description of federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

Incentive Options

If the participant makes no disposition of the shares acquired pursuant to exercise of an Incentive Option within one year after the transfer of shares to such participant and within two years from grant of the option, such participant will realize no taxable income as a result of the grant or exercise of such option, and any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, the Company will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of such Incentive Options or the transfer of shares upon their exercise. If shares acquired upon exercise of Incentive Options are disposed of prior to the expiration of the above time periods, the participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the option price, or (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Company for federal income tax purposes in the same year, provided that the amount constitutes reasonable compensation and that the Company satisfies certain federal income tax withholding requirements.

Nonqualified Options

A participant who acquires shares by exercise of a Nonqualified Option generally realizes as taxable ordinary income, at the time of exercise, the difference between the exercise price and the fair market value of the shares on the date of exercise. Such amount will ordinarily be deductible by the Company in the same year, provided that the amount constitutes reasonable compensation and that the Company satisfies certain federal income tax withholding requirements.

AMENDMENT OR TERMINATION OF THE PLAN

The Board of Directors may terminate or amend the Plan, or amend any stock option agreement under the Plan, at any time; provided that no such amendment or revision may increase the maximum number of shares in the aggregate that are subject to the Plan without the approval or ratification of the shareholders of the Company, and no such amendment or revision may change the option price or alter or impair any stock option previously granted under the Plan, in a manner adverse to a participant, without the consent of such participant, all except as described under the caption “Shares Subject to Grant”. Unless sooner terminated by the Board of Directors, the Plan will terminate on October 11, 2017, which is ten years after its original adoption by the Board of Directors, and no stock options may be granted under the Plan after that date. The termination of the Plan will not affect the validity of any option outstanding on the date of termination.

Information About Equity Compensation Plans

As of May 31, 2006, 599,134 options were available for grant under the 1997 Stock Option Plan. 248,500 options were granted to employees on August 9, 2007 and on August 14, 2007 the plan expired. The 1997 Stock Option Plan represents the only equity compensation plan under which the Company issues equity based grants.

There are no equity compensation plans that were not approved by shareholders.

Vote Required

Approval of the Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting provided that the total vote cast represents over 50% of the outstanding shares. The Board of Directors recommends that shareholders vote FOR approval of the Plan.

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP to serve as the independent registered public accounting firm for the Company for 2008. While not required, we are submitting the appointment to the shareholders as a matter of good corporate practice to obtain their views. The affirmative vote of a majority of the votes cast at the Annual Meeting on the proposal is required for ratification. The Board of Directors recommends that shareholders vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2008. If the appointment is not ratified, it will be considered as a recommendation that the Audit Committee consider the appointment of a different firm to serve as independent registered public accounting firm for the year 2009. Even if the appointment is ratified, the Audit Committee may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of Neogen Corporation and its shareholders.

Relationship with Ernst & Young

Ernst & Young LLP has acted as the Company’s independent registered public accounting firm for five years. Ernst & Young LLP has advised that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in the Company or any of its affiliates other than as accountants. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The fees billed by Ernst & Young LLP with respect to the years ended May 31, 2007 and 2006 were as follows:

	2007	2006
Audit Fees	$239,275	$411,000
Audit-Related Fees	—	—
Tax Fees	12,155	—
All Other Fees	—	—

Audit Fees include amounts billed for the annual audit of the Company’s fiscal year Consolidated Financial Statements, the audit of internal control over financial reporting, the review of the Consolidated Financial Statements included in the Forms 10-Q, and consultations concerning accounting matters associated with the annual audit. Audit-Related Fees include amounts billed for general accounting consultations and services that are unrelated to the annual audit. It is expected that Ernst & Young will provide similar non-audit services during the fiscal year 2008. In connection with its review and evaluation of non-audit services, the Audit Committee is required to and does consider and conclude that the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

Under its charter, the Audit Committee must pre-approve all audit and non-audit services to be performed by Ernst & Young LLP other than non-audit services that satisfy a deminimus exception provided by applicable law. In the event management wishes to engage Ernst & Young LLP to perform non-audit services, a summary of the proposed engagement is prepared detailing the nature of the engagement, the reasons why Ernst & Young LLP is the preferred provider of the services and the estimated duration and cost of the engagement. The Audit Committee reviews and evaluates recurring non-audit services and their proposed fees as the need arises at their regularly scheduled committee meetings. At subsequent meetings, the Audit Committee receives updates regarding the services actually provided and management may present additional services for approval. The Audit Committee has delegated to the Chairman or, in his absence, any other member, the authority to evaluate and approve projects and related fees if circumstances require approval between meetings of the Committee. Any such approval is reported to the full committee at its next meeting.

STOCK OWNERSHIP

Principal Shareholders

The following table sets forth certain information, as of May 31, 2007, with respect to beneficial ownership of Common Stock by the only person known by the Company to be the beneficial owner of more than 5% of Neogen Corporation common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class (%)
James L. Herbert (1)	576,183	6.0%
Neogen Corporation 620 Lesher Place Lansing, MI 48912

(1)	Includes 128,558 shares of Common Stock that Mr. Herbert has the right to acquire by exercise of options within 60 days of June 30, 2007.

Security Ownership of Directors and Executive Officers

The following table sets forth certain information about the ownership of Neogen Corporation common stock as of June 30, 2007 by the current directors, the executive officers named in the Summary Compensation Table under “Executive Compensation” and all executive officers and directors as a group.

Name	Number of Shares Owned (1)		Right to Acquire (2)	Total	Percentage of Outstanding Shares
James L. Herbert	447,625	(3)	128,558	576,183	6.0%
Lon M. Bohannon	151,189		36,247	187,436	2.0%
Robert M. Book	8,500		7,000	15,500	*
A. Charles Fischer	—		—	—	*
Gordon E. Guyer Ph.D.	4,981		12,834	17,815	*

G. Bruce Papesh	17,074	(4)	10,336	27,410	*
Jack C. Parnell	14,689		3,002	17,691	*
Thomas H. Reed	750		9,500	10,250	*
Edward L. Bradley	50,842		33,833	84,675	*
Richard R. Current	28,015		24,791	52,806	*
Terri A. Morrical	13,564		45,835	59,399	*
Kenneth V. Kodilla	—		6,050	6,050	*
Joseph M. Madden Ph.D.	8,964		3,600	12,564	*
Anthony E. Maltese	11,655		15,849	27,504	*
Mark A. Mozola Ph.D.	554		4,750	5,304	*
Paul S. Satoh Ph.D.	8,644		4,800	13,444	*
Clayton K. Yeutter Ph.D.	—		—	—	*
Executive officers and directors as a group (17 persons)	767,046		346,985	1,114,031	11.5%

*Less than 1%

(1)	Excludes shares that may be acquired through stock options exercises.

(2)	Includes shares that may be acquired within 60 days of June 30, 2007 upon exercise of options.

(3)	Includes 71,125 shares held in trust for the spouse of James L. Herbert.

(4)	Includes 17,074 shares over which Mr. Papesh is considered to have investment power.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

Neogen Corporation is managed under the direction of its Board of Directors. The Board conducts its business through meetings of the Board and its committees. The Board held 6 meetings, and there were a total of 9 committee meetings during 2007. Each director attended more than 75% of the total meetings of the Board and the committees on which he served in 2007. Directors are expected to attend the Annual Meeting of shareholders unless they have a schedule conflict or other valid reason. All the current Board members, with the exception Dr. Yeutter, attended the 2007 Annual Meeting.

Independent Directors

A director is not considered to be independent unless the Board determines that he has no material relationship with Neogen Corporation, either directly or through any organization with which he is affiliated that has a relationship with Neogen Corporation. Based on a review of the responses of the directors to questions about employment history, affiliation and family and other relationships and on discussions with the directors, all non-employee directors except Jack C. Parnell may be considered to be independent. As members of management, James L. Herbert, Chairman and Chief Executive Officer and Lon M. Bohannon, President and Chief Operating Officer, are not independent. Jack C. Parnell was not considered to be independent because of his relationship with Kahn, Soares and Conway, a firm that currently acts as Neogen Corporation’s government affairs advisors. Neogen Corporation currently pays Kahn, Soares and Conway a retainer of $1,750 monthly for its services.

Effective August 1, 2007, the monthly retainer for the services of Kahn, Soares and Conway has been reduced to $750. The Company does not expect to incur expenses in excess of the amount of the retainer. With this change in the amount of the retainer, effective August 1, 2007, Mr. Parnell is considered to be independent.

Board Committees

The Board has four committees. The current membership, number of meetings held during 2007 and the function performed by each of these committees are described below. None of the members of any of the committees is or ever has been an employee of the Company. The Board has determined that each of the committee members meets the independence standards for that committee within the meaning of applicable Nasdaq and SEC regulations.

Audit Committee – Mr. Reed (Chair), Mr. Book and Dr. Guyer currently are members of the Audit Committee. The Audit Committee met five times during 2007 and oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee meets with management and the Company’s independent registered public accounting firm throughout the year and reports the results of its activities to the Board of Directors. Further information regarding the role of the Audit Committee is contained in its charter that is available in the “Investor Relations” section of the Company’s website at www.neogen.com. For further information, see “Audit Committee Report” in this Proxy Statement. The Board has determined that Mr. Reed is an “audit committee financial expert” for purposes of applicable SEC rules.

Compensation Committee – Mr. Parnell (Chair) and Mr. Fischer currently are members of the Compensation Committee, which met one time during 2007. The purpose of the Compensation Committee is to assist the Board in discharging its overall responsibilities relating to executive compensation. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers prior to the beginning of each year, evaluates current year performance in light of those goals and establishes compensation levels for the upcoming year, including salary and bonus targets. Except in the case of the Chief Executive Officer, management provides recommendations to the Compensation Committee concerning compensation for officers. The Compensation Committee does not have a charter.

Stock Option Committee – Mr. Papesh (Chair), Mr. Book and Mr. Reed currently are members of the Stock Option Committee, which met one time during 2007. The purpose of the Stock Option Committee is to assist the Board in discharging its overall responsibilities relating to the Neogen Corporation Stock Option Plan. Except in the case of the Chief Executive Officer, management provides recommendations to the Stock Option Committee concerning stock option awards for officers and employees. For further information, see “Compensation Discussion and Analysis” in this Proxy Statement.

Nominating Committee – Mr. Book (Chair) and Mr. Parnell currently serve on the Nominating Committee. The Nominating Committee, which met two times during 2007 (as a part of the meeting of the whole of the Board of Directors with Mr. Herbert and Mr. Bohannon abstaining from deliberations and voting during such meetings), makes recommendations to the Board regarding individuals for nomination as director. For further information, see the charter of the Nominating

Committee that is available in the “Investor Relations” section of the Company’s website at www.neogen.com. When seeking to identify an individual to become a director to fill a new position or vacancy, the Nominating Committee will consult with incumbent directors, management and others. The Nominating Committee will consider, among other factors, the background and reputation of potential candidates in terms of character, personal and professional integrity, business and financial experience and acumen, how a person would complement the other directors in providing a diversity of expertise and experience and a person’s availability and willingness to devote sufficient time to Board duties. Shareholders may recommend director candidates for consideration by the Nominating Committee by writing to the Secretary at 620 Lesher Place, Lansing, Michigan 48912, giving the candidate’s name, relationship, if any, to the shareholder making the recommendation, biographical data and qualifications. The submission should also include a statement from the candidate consenting to being considered and, if nominated and elected, to serving as a director.

Management’s Role in Determining Executive Compensation

The Compensation Committee makes all final decisions regarding officer compensation. Management’s involvement in executive compensation is typically for the Chief Executive Officer to make recommendations on compensation for those other than himself. No member of the Compensation Committee has served as an officer or employee at any time. No executive officer serves as a member of the compensation committee of any other company that has an executive officer serving as a member of Neogen Corporation’s Board of Directors. None of Neogen Corporation’s executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of the Compensation Committee.

Lead Director/Executive Sessions of Non-Management Directors

Mr. Parnell has been designated the lead independent director, with responsibility for coordinating the activities of the other independent directors. Mr. Parnell chairs all executive sessions of the Board. Mr. Herbert and Mr. Bohannon do not attend the executive sessions except that either officer may attend a portion of any session upon request. At least one executive session is held yearly.

Contacting the Board of Directors

Shareholders and other interested persons may communicate directly with the Board on a confidential basis by mail to Neogen Corporation, 620 Lesher Place, Lansing, Michigan 48912. All such communications will be received directly by the Secretary of the Board and will not be screened or reviewed by any other Neogen Corporation employee.

Code of Conduct and Ethics

Neogen Corporation has adopted a Code of Conduct applicable to all Neogen Corporation employees, officers and directors, including specifically the Chief Executive Officer, Chief Financial Officer and Corporate Controller, in the performance of their duties and responsibilities. The Code of Conduct is posted on the Company’s website at www.neogen.com in the “Investor Relations” section and will be mailed to any shareholder upon request to the Secretary at 620 Lesher Place Lansing, Michigan 48912.

Certain Relationships and Related Party Transactions

The Board of Directors acting as a committee of the whole approves or ratifies transactions involving directors, executive officers or principal shareholders, or members of their immediate families or entities controlled by any of them, or in which they have a substantial ownership interest, in which the amount involved exceeds $120,000 and that are otherwise reportable under SEC disclosure rules. Such transactions include employment of immediate family members of any director or executive officer. Management advises the Board of any such transaction that is proposed to be entered into or continued and seeks approval. In the event any such transaction is proposed for which a decision is required prior to the next regularly scheduled meeting of the Board, it may be presented to the Audit Committee Chair for approval, in which event the decision will be reported to the full Board at its next meeting.

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

The names and titles of our named executive officers (“NEOs”) for SEC reporting purposes are:

Name	Title
James L. Herbert	Chairman & Chief Executive Officer
Lon M. Bohannon	President & Chief Operating Officer
Richard R. Current	Vice President & Chief Financial Officer & Secretary
Edward L. Bradley	Vice President Food Safety Operations
Terri A. Morrical	Vice President Animal Safety Operations

Brief biographies of the NEOs, except Mr. Herbert and Mr. Bohannon follow. Biographies of Mr. Herbert and Mr. Bohannon, who are also Directors of the Company, are included in “Proposal I Election of Directors”.

Edward L. Bradley, age 47, joined Neogen in February 1995 as Vice President of Sales and Marketing for AMPCOR Diagnostics, Inc. In June 1996, he was made a Vice President of Neogen Corporation. Currently, Mr. Bradley is responsible for all activities focused on food safety products on a worldwide basis except Research and Development and European operations. From 1988 to 1995, Mr. Bradley served in several sales and marketing capacities for Mallinckrodt Animal Health, including the position of National Sales Manager responsible for 40 employees in its Food Animal Products Division. Prior to joining Mallinckrodt, he held several sales and marketing positions for Stauffer Chemical Company.

Richard R. Current, age 63, joined the Company in November 1999 as Vice President & Chief Financial Officer. In 2007, he was given the added title of Secretary. Prior to joining Neogen, Mr. Current served as Executive Vice President and Chief Financial Officer of Integral Vision, Inc. from 1994 to 1999 and as Vice President and Chief Financial Officer of the Shane Group, Inc., a privately held company, from 1991 to 1994. Mr. Current was associated with the public accounting firm of Ernst & Young for 24 years and served as Managing Partner of the Lansing, Michigan office from 1986 to 1991.

Terri A. Morrical, age 42, joined Neogen Corporation on September 1, 1992 as part of the Company’s acquisition of WTT, Incorporated. She has directed most aspects of the Company’s Animal Safety operations since she joined the Company and currently serves as Vice President in charge of all of the Company’s Animal Safety operations. From 1986 to 1991, she was Controller for Freeze Point Cold Storage Systems and concurrently served in the same capacity for Powercore, Inc. In 1990, she joined WTT, Incorporated as Vice President and Chief Financial Officer and then became President, the position she held at the time Neogen acquired the business.

Compensation Objectives

Neogen executive compensation programs are designed to be aligned with shareholder value creation and are structured to reward individual and organizational performance and be simple, concise and understandable. A significant percentage of each NEO’s compensation consists of variable pay.

The primary objectives of the compensation programs covering NEOs are to:

•	Attract, retain and motivate highly talented executives who will drive the success of the business;

•	Align incentives with the achievement of measurable corporate, business unit and individual performance objectives based on financial and non-financial measures, as appropriate;

•	Provide over-all compensation that is comparable to similar roles with competitors for talent generally; and

•	Ensure reasonable, affordable and appropriate compensation program costs.

Compensation Elements

The primary pay elements provided to NEOs are:

•	Base salary;

•	Annual bonus delivered through short-term bonus plans; and

•	Equity-based long-term incentive compensation delivered in the form of stock option grants.

Other pay elements include health and welfare benefits plans under which the NEOs receive similar benefits to those provided to all other eligible U.S.-based employees, such as medical, life insurance and disability coverage.

The Compensation Committee is provided materials by management regarding the various compensation elements of each NEO’s compensation package. The Committee makes decisions about each compensation element in the context of each NEO’s total pay package. Positions at higher levels at Neogen Corporation generally have a greater emphasis on variable pay elements of bonus and stock options, although no specific formula, schedule or tier is applied in establishing compensation “mix.”

Each of the compensation elements and its purpose is further described below.

Base Salary: Base salary is intended to compensate the executive for the basic market value of the position, time in the position and the relation of that position to other positions in the Company. Each NEO’s salary and performance are reviewed annually. Factors considered in determining the level of executive pay include the role and responsibilities of position, performance against expectations and an individual’s job experience or unique role responsibilities.

Base salary rate increases from 2006 to 2007 are shown in the following table. Actual earned salary for 2007 is shown in the “Salary” column of the Summary Compensation Table.

Base Salary

Name	2006 Salary Rate	2007 Salary Rate	Percent Increase
James L. Herbert	$275,000	$275,000	0.0%
Lon M. Bohannon	175,000	195,000	11.4%
Richard R. Current	141,000	145,000	2.8%
Edward L. Bradley	118,600	128,600	8.4%
Terri A. Morrical	121,000	131,000	8.3%

Mr. Herbert’s compensation is based on factors including comparison to pay levels of chief executive officers of companies of similar size and complexity (see “Chief Executive Officer Compensation”), the level of business performance in 2006, historical salary increases and time in position. Other NEOs’ compensation was based on the scope of their responsibilities, the level of performance in 2006 and time in position.

Annual Bonus: Annual bonuses are intended to motivate and reward executives for achieving or exceeding specific annual performance goals focused primarily on total Company performance in the case of Mr. Herbert, Mr. Bohannon and Mr. Current, and the performance of the businesses for which the other NEOs are responsible. The bonus potential is established in the same general manner as salaries, with the view that, if the full potential is attained, each NEO’s total cash compensation should be competitive, taking into account the scope of the individual’s responsibility, time in the position and overall level of performance in the role. Bonuses are generally paid in November of the fiscal year following the fiscal year in which they are earned. Bonuses related to the 2006 fiscal year that were paid between November of 2006 and January 2007 were as follows:

Annual Bonus

Name	Target Value	Actual Payments	Payment as Percentage of Target
James L. Herbert	$150,000	$150,000	100%
Lon M. Bohannon	70,000	70,000	100%
Richard R. Current	30,000	30,000	100%
Edward L. Bradley	37,000	24,200	65%
Terri A. Morrical	37,000	24,000	65%

The final determination of the actual bonuses paid included a subjective evaluation of each individual’s performance in light of the competitive environment in the businesses for which he or she had responsibility, other challenges faced by him or her and other significant achievements during the year.

The Chief Executive Officer made recommendations and provided rationale to the Compensation Committee regarding the bonus payout for each other officer. The Compensation Committee reviewed these recommendations and then acted to approve the bonuses paid in the 2007 fiscal year. The Compensation Committee reviewed and acted to approve the bonus payment for the Chief Executive Officer in the 2007 year.

Long-term Incentive Compensation: The objectives of the long-term incentive portion of the compensation package are to:

•	align the personal and financial interests of management and other employees with shareholder interests;

•	balance short-term decision-making with a focus on improving shareholder value over the long term;

•	provide a means to attract, reward and retain a skilled management team; and

•	provide the opportunity to build a further ownership position in Neogen Corporation stock.

The long-term incentive mechanism at Neogen Corporation has been and continues to be stock option awards, the ultimate value of which is dependent on increases in the Company’s stock price. Stock options are granted to provide employees with a personal financial interest in the Company’s long-term success, encourage retention and enable Neogen Corporation to compete for the services of new employees in a competitive market. Neogen Corporation continues to believe that stock options are the most appropriate means to accomplish long-term incentive objectives.

The stock option program is designed to deliver long-term awards at a highly competitive level while incurring a minimal level of expense and shareholder dilution relative to other long-term incentive programs. Neogen Corporation’s compound growth rate in stock price has been 14% over the past 5 years. It is the Company’s view that stock options represent the optimal use of the corporate resources and the best way to achieve the objectives of the long-term compensation element.

Neogen Corporation maintains one equity-based long-term incentive plan that has been previously approved by shareholders – Neogen Corporation 1997 Stock Option Plan, as amended.

In general all options granted by Neogen Corporation are qualified options with five-year lives that vest 20% per year following the year of grant. A small number of nonqualified stock options, with up to ten-year terms and vesting 33% per year following the year of grant are granted to Directors. In all cases grant prices are equal to the closing price on the day of the grant. Neogen Corporation does not reprice options and does not “reload” – which means the recipient is only able to exercise the number of shares in the original stock option grant. Neogen Corporation’s practice has been to make an annual award to the majority of recipients as well as occasional hire-on awards to select new hires.

Annual stock option grants are made at the discretion of the Stock Option Committee, with the exception of non-employee director awards that are granted under the terms of the Stock Option Plan. Management makes recommendations to the Stock Option Committee as to the stock option award levels and terms. The determination with respect to the number of options to be granted to any particular participant is ultimately subjective in nature. While no specific performance measures are applied, factors considered in determining the number of options to be awarded to an individual include his or her level of responsibility and position within the Company, demonstrated performance over time, value to Neogen Corporation’s future success, historic grants, retention concerns and, in the aggregate, share availability under the plan and overall Company expense and shareholder dilution from awards. Management provides the Stock Option Committee information on grants made in the past three years and the accumulated value of all stock option awards outstanding to each NEO.

The table below shows the size of the 2007 stock option grants to each of the NEOs.

Name	Shares	Grants (1) (2)
James L. Herbert	5,000	$42,650
Lon M. Bohannon	24,000	204,720
Richard R. Current	13,000	110,890
Edward L. Bradley	13,000	110,890
Terri A. Morrical	14,000	119,420

(1)	Represents 2007 FAS Statement 123R compensation cost recognized by the Company for stock option awards made in 2007.

(2)	The stock option FAS 123R values throughout this Proxy Statement have been calculated using the Black-Scholes option pricing model and the assumptions in the following table:

Black-Scholes Model Assumptions (a)	2007	2006	2005	2004	2003
Risk-free interest rate	4.72%	4.90%	3.25%	2.70%	2.70%
Expected dividend yield	0%	0%	0%	0%	0%
Expected stock price volatility	46.64%	44.50%	44.50%	47.00%	54.00%
Expected option life	4 Years	4 Years	4 Years	4 Years	4 Years

(a)	The risk-free interest rate is based on the US Treasury yield curve in effect at the time of grant. Expected stock price volatility is based on historical volatility of the Company’s stock. The expected option life, representing the period of time that options are expected to be outstanding, is based on historical option exercise and employee termination data.

Retirement Plans: A defined contribution plan, the Neogen Corporation 401(k) Retirement Savings Plan (“401(k) Plan”) is available to all eligible U.S. employees including all NEOs. Under the 401(k) Plan, Neogen Corporation matches dollar per dollar of the first 3%, and fifty cents per dollar of the next 2%, of pay contributed by the employee up to the Internal Revenue Code limits ($15,000 annual deferral in 2007). Matching contributions to the 401(k) Plan are vested immediately upon payment.

Health and Welfare Benefits Plans: Benefits such as medical, life insurance and disability coverage are provided to each NEO under benefits plans that are provided to all eligible U.S.-based employees. The benefits plans are part of the overall total compensation offering and are provided to be both competitive with other employers and provide health care coverage for employees and their families. The NEOs have no additional Company-paid health benefits. Similar to all other employees, NEOs have the ability to purchase supplemental life, dependent life, long-term care insurance, dental and accidental death and dismemberment coverage through the Company. The value of these benefits is not included in the Summary Compensation Table since they are purchased by each NEO and are made available to all U.S. employees. No form of post-retirement health care benefits is provided to any employee.

Perquisites: The values of perquisites and other personal benefits for 2007 are included in the “All Other Compensation” column of the Summary Compensation Table. In general the value of perquisites granted to NEOs are considered to be deminimis.

2002 Employee Stock Purchase Plan: Employees in the U.S. are permitted to voluntarily purchase Neogen Corporation stock at a 5% discount through after-tax payroll deductions under the Employee Stock Purchase Plan (“ESPP”) as a way to facilitate employees becoming shareholders of Neogen Corporation. The ESPP purchases stock bi-annually for participants through a third-party plan administrator. With the exception of Mr. Herbert, all NEOs are eligible to participate in the plan and did so during the year.

Executive and Non-Employee Director Stock Ownership Policy

Neogen Corporation has a stock ownership policy in place for all corporate officers, including the NEOs, and Directors. This reflects the Company’s conviction that all senior executives should have meaningful actual share ownership positions in the Company in order to reinforce the alignment of management and shareholder interests. The ownership policy was adopted by the Board of Directors at its meeting July 26, 2007. It is expected that the Compensation Committee will periodically review the policy requirements to ensure they continue to be reasonable and competitive.

The ownership requirements are:

Position	Market Value of Stock Owned	Expected Time Period to Comply

Non-Employee Directors	2 times annual retainer	5 years

Chief Executive Officer	2 times annual salary, including bonus	3 years

Corporate Officers	2 times annual salary including bonus	5 years

Stock owned includes shares owned outright, including 401(k) Plan shares, but does not include stock options. As of May 31, 2007, all non-employee directors and all NEOs are at or above the applicable stock ownership requirement or within the expected time period to comply.

Employment Agreements and Severance Policy

Neogen Corporation does not provide employment or severance agreements. The Company maintains a discretionary severance practice for all eligible employees, which could potentially include the NEOs. The discretionary practice provides for payments as determined by the Company as circumstances warrant.

Chief Executive Officer Compensation

Compensation Information: During 2007, for purposes of its review of Mr. Herbert’s pay, the Compensation Committee considered the following criteria:

•	The success of the Company in the past year

•	The success of the Company over an extended period

•	The importance of Mr. Herbert to the continued success of the Company

Base Salary: Mr. Herbert remained at $275,000 in the 2007 year. Base salary determinations include consideration of the level of business performance in 2006, historical base salary increases and time in the position and take into consideration all forms of compensation earned, including long term incentive compensation earned.

Annual Bonus: Mr. Herbert achieved 100% of his 2007 bonus objectives resulting in a $150,000 payout based on accomplishments during the year. Mr. Herbert’s bonus payout was also $150,000 in 2006.

Long-term Incentive Compensation:

Share-Based Compensation: Effective June 1, 2006, Neogen Corporation adopted the provisions of FAS 123R. FAS 123R requires companies to measure the cost of employee stock options based on the grant-date fair value and recognize that cost over the period during which a recipient is required to provide services in exchange for the options, typically the vesting period. The provisions of FAS 123R were adopted using the modified-retrospective transition method. Under this method, all prior periods were restated on a consistent basis based on the pro forma expense previously disclosed.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis and, on the basis of such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by:

Jack C. Parnell

A. Charles Fischer

Members of the Compensation Committee

EXECUTIVE COMPENSATION

The table sets forth information regarding all elements of the compensation paid to Neogen Corporation’s principal executive officers, principal financial officer and three other most highly compensated executive officers (the “NEOs”) for fiscal year 2007.

Name and Principal Position	Salary	Bonus (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation	All Other Compensation (3)	Total
James L. Herbert, Chairman & Chief Executive Officer	$275,000	$150,000	$176,677	$—	$7,508	$609,185

Lon M. Bohannon, President & Chief Operating Officer	195,000	70,000	184,080	—	7,651	456,731

Richard R. Current, Vice President & Chief Financial Officer	145,000	30,000	103,706	—	7,097	285,803

Edward L. Bradley, Vice President Food Safety Operations	128,600	—	98,630	24,200	4,429	255,859

Terri A. Morrical, Vice President Animal Safety Operations	131,000	—	101,612	24,000	5,466	262,078

(1)	SEC rules require separation of the discretionary and formulaic aspects of annual bonus payments into the two separate columns—Bonus and Non-Equity Incentive Plan Compensation.

(2)	Amounts represent 2007 compensation cost recognized based on FAS 123R related to stock option awards during 2007 and prior years. For information on valuation assumptions, see “Compensation Discussion and Analysis—Compensation Elements—Long-term Incentive Compensation”. The following table sets forth the 2007 compensation cost recognized for 2007 awards or the portion of awards vested in 2007 from prior grants as shown in the “Option Awards” column:

Option Award

Name	2007 Awards	2006 Awards	2005 Awards	2004 Awards	2003 Awards	Total
James L. Herbert	$8,530	$1,274	$6,060	$90,450	$70,363	$176,677
Lon M. Bohannon	40,944	30,576	26,664	51,255	34,641	184,080
Richard R. Current	22,178	16,562	15,756	28,643	20,568	103,707
Edward L. Bradley	22,178	15,288	14,544	27,135	19,485	98,630
Terri A. Morrical	23,884	16,562	14,544	27,136	19,486	101,612

(3)	Includes 401 (k) Plan and Employee Stock Purchase Plan matching contributions on account of the 2007 fiscal year. See “Compensation Discussions and Analysis—Compensations Elements” for additional information on these amounts.

The following table indicates the “mix” of total direct compensation for the NEOs in 2007 based on salary, total bonus payment and the FAS 123R compensation expense of 2007 option awards:

Name	Salary	Annual Bonus	Stock Option Grant- Date Value using Black-Scholes (1)
James L. Herbert	$275,000	$150,000	$42,650
Lon M. Bohannon	195,000	70,000	204,720
Richard R. Current	145,000	30,000	110,890
Edward L. Bradley	128,600	24,200	110,890
Terri A. Morrical	131,000	24,000	119,420

(1)	Calculations use grant-date fair value based on FAS 123R for 2007 stock options grants. For purposes of this table, the calculations do not attribute the compensation cost to the requisite vesting period.

Grants of Plan-Based Awards

This table sets forth additional information regarding the range of option awards granted to the NEOs in 2007 that are disclosed in the Summary Compensation Table.

Name	Grant Date (1)	Number of Securities Underlying Options	Exercise of Base Price of Options Awards (2)	Grant-date Fair Value of Options Awards (3)
James L. Herbert	11/3/2006	5,000	$20.30	$42,650
Lon M. Bohannon	11/3/2006	24,000	20.30	204,720
Richard R. Current	11/3/2006	13,000	20.30	110,890
Edward L. Bradley	11/3/2006	13,000	20.30	110,890
Terri A. Morrical	11/3/2006	14,000	20.30	119,420

(1)	Grant Date pertains to the 2007 stock options awards

(2)	In accordance with the terms of the 1997 Plan, these options were granted at 100% of the closing market price on the day of the grant. Options have five-year to ten-year terms and become exercisable as to 20% to 33% of the shares on each of the first three to five anniversary dates of the grant.

(3)	Represents grant-date value based on FAS 123R for 2007 option grants. For information on 2006 valuation assumptions, see “Compensation Discussion and Analysis—Compensation Elements—Long-term, Incentive Compensation”.

Outstanding Equity Awards at Fiscal Year-End

This table sets forth information as to unexercised options that were held by the NEOs at May 31, 2007.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
James L. Herbert
	20,408	—	$5.00	8/9/2010
	—	2,041	9.80	9/11/2007
	32,435	—	9.80	9/11/2012
	68,421	—	15.20	10/10/2013
	1,860	—	15.20	10/10/2008
	2,087	2,631	15.20	10/10/2008
	400	600	20.45	12/21/2009
	2,667	1,333	20.45	12/21/2014
	80	320	18.41	10/31/2010
	200	400	18.41	10/31/2015
	—	5,000	20.30	11/3/2011

	128,558	12,325

Lon M. Bohannon
	—	2,025	$9.80	9/11/2007
	14,088	—	15.20	10/10/2013
	1,379	3,200	15.20	10/10/2008
	165	—	20.45	12/21/2009
	1,595	2,640	20.45	12/21/2009
	11,733	5,867	20.45	12/21/2014
	1,068	—	18.41	10/31/2010
	—	4,276	18.41	10/31/2010
	6,219	12,437	18.41	10/31/2015
	—	9,408	20.30	11/3/2011
	—	14,592	20.30	11/3/2011

	36,247	54,445
Richard R. Current
	3,316	—	$9.80	9/11/2012
	—	3632	9.80	9/11/2007
	129	—	15.20	10/10/2008
	5,169	3,532	15.20	10/10/2008
	4,920	—	15.20	10/10/2013
	1,583	—	20.45	12/21/2009
	—	2,376	20.45	12/21/2009
	6,027	3,014	20.45	12/21/2014
	1,028	—	18.41	10/31/2010
	—	4,115	18.41	10/31/2010
	2,619	5,238	18.41	10/31/2015
	—	3,208	20.30	11/3/2011
	—	9,792	20.30	11/3/2011

	24,791	34,907
Edward L. Bradley
	—	2,602	$9.80	9/11/2007
	9,494	—	9.80	9/11/2012
	12,679	—	15.20	10/10/2013
	1,352	3,928	15.20	10/10/2008
	1,578	2,367	20.45	12/21/2009
	5,370	2,685	20.45	12/21/2014
	960	—	18.41	10/31/2010
	—	3,840	18.41	10/31/2010
	2,400	4,800	18.41	10/31/2015
	—	2,877	20.30	11/3/2011
	—	10,123	20.30	11/3/2011

	33,833	33,222

Terri A. Morrical
	8,240	2,887	$9.80	9/11/2007
	8,068	—	9.80	9/11/2007
	13,598	—	15.20	10/10/2013
	4,337	—	15.20	10/10/2008
	1,004	3,562	15.20	10/10/2008
	170	—	20.45	12/21/2009
	1,407	2,367	20.45	12/21/2009
	5,371	2,685	20.45	12/21/2014
	1,040	—	18.41	10/31/2010
	—	4,160	18.41	10/31/2010
	2,600	5,200	18.41	10/31/2015
	—	3,286	20.30	11/3/2011
	—	10,714	20.30	11/3/2011

	45,835	34,861

Option Exercises and Stock Vested

This table sets forth information with respect to option exercises by the NEOs during 2007.

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)
James L. Herbert	117,632	$1,169,546
Lon M. Bohannon	81,309	704,566
Richard R. Current	34,803	388,767
Edward L. Bradley	36,194	384,045
Terri A. Morrical	24,556	218,999

(1)	Represents the difference between the exercise price and the closing price of the Common Stock as reported as the NASDAQ-GS closing price on the exercise date.

Pension Benefits

Neogen Corporation sponsors no defined benefits plans, therefore, none of the NEOs participate in a defined benefit plan sponsored by Neogen Corporation.

As of May 31, 2007, each NEO holds the following unvested stock options from the 1997 Stock Option Plans that, under the terms of the plan and at the discretion of the Board of Directors, could be vested upon the occurrence of certain significant corporate transactions such as a merger or other business combination.

Name	Number of Unvested Options	Underlying Unrealized Value of Options
James L. Herbert	12,325	$123,180
Lon M. Bohannon	54,445	453,365
Richard R. Current	34,907	320,159
Edward L. Bradley	33,222	298,137
Terri A. Morrical	34,861	312,087

1)	The unrealized value of unvested options was calculated by multiplying the number of shares underlying unvested options by the closing price of the stock as of May 31, 2007 ($27.38), less the exercise price of the unvested option grants

COMPENSATION OF DIRECTORS

Director Compensation

This table sets forth information regarding compensation paid during 2007 to directors who were not employees.

Name	Option Awards (1)	All Other Compensation		Total
Robert M. Book	$13,564	$—		$13,564
A. Charles Fischer	8,530	—		8,530
Gordon E. Guyer Ph.D.	13,564	—		13,564
G. Bruce Papesh	13,564	—		13,564
Jack C. Parnell	13,564	21,000	(2)	34,564
Thomas H. Reed	13,564	—		13,564

(1)	Amounts represent 2007 compensation cost recognized based on FAS 123R related to stock option awards during 2007 and prior years. For information on valuation assumptions, see “Compensation Discussion and Analysis—Compensation Elements—Long-term Incentive Compensation”.

(2)	Amount represents a retainer paid to the law firm of Kahn, Soares and Conway for consulting services. Mr. Parnell is a member of this firm. Effective August 1, 2007, the amount of the retainer was reduced to $750 monthly. The Company has not used services of Kahn, Soarer and Conway in excess of those allowed for in the retainer since prior to fiscal 2002 and does not expect to exceed those levels in the future. The following table sets forth the 2007 compensation cost recognized for 2007 awards or the portion of awards vested in 2007 from prior grants as shown in the “Options Awards” column.

Option Award

Name	2007 Awards	2006 Awards	2005 Awards	2004 Awards	2003 Awards	Total
Robert M. Book	$3,412	$2,548	$2,424	$3,015	$2,165	$13,564
A. Charles Fischer	8,520	—	—	—	—	8,520
Gordon E. Guyer Ph.D.	3,412	2,548	2,424	3,015	2,165	13,564
G. Bruce Papesh	3,412	2,548	2,424	3,015	2,165	13,564
Jack C. Parnell	3,412	2,548	2,424	3,015	2,165	13,564
Thomas H. Reed	3,412	2,548	2,424	3,015	2,165	13,564

The grant-date fair value based on FAS 123R of the stock option awards granted in 2007, the FAS 123R compensation cost recognized for 2007 grants and outstanding option awards at May 31, 2007 were:

Name	Grant-Date Fair Value based On FAS 123 R Of 2007 Grants	Compensation Cost Recognized for 2007 Grants	Option Awards Outstanding at May 31, 2007
Robert M. Book	$3,412	$3,412	11,000
A. Charles Fischer	8,530	8,530	5,000
Gordon E. Guyer Ph.D.	3,412	3,412	16,834
G. Bruce Papesh	3,412	3,412	14,336
Jack C. Parnell	3,412	3,412	7,002
Thomas H. Reed	3,412	3,412	13,500

Until August 1, 2007, the Company did not pay directors fees to any director for attendance at meetings of the Board or standing Committees. Effective August 1, 2007 directors are paid $1,000 for each Board meeting attended and $500 for each committee meeting attended. All non-employee directors will continue to be granted non-qualified options to purchase 5,000 shares of Common Stock when first elected to the Board of Directors and non-qualified options to purchase 2,000 shares of Common Stock upon subsequent election to, or commencement of annual service on, the Board of Directors. The options expire ten years after the date of grant and vest over three years in equal annual installments commencing with the first anniversary of the date of grant. All directors are eligible to receive reimbursement for all ordinary travel expenses related to attendance at Board or committee meetings.

AUDIT COMMITTEE REPORT

The undersigned constitute the Audit Committee of the Board of Directors of Neogen Corporation. The committee serves in an oversight capacity and is not intended to be part of the Company’s operational or managerial decision-making process. Management is responsible for the preparation, integrity and fair presentation of information in the Consolidated Financial Statements, the financial reporting process and internal control over financial reporting. Neogen’s independent registered public accounting firm is responsible for performing independent audits of the Consolidated Financial Statements and an audit of management’s assessment of internal control over financial reporting. The Committee monitors and oversees these processes. The Committee also approves the selection and appointment of Neogen’s independent registered public accounting firm and recommends the ratification of such selection and appointment to the shareholders.

In this context, the Committee met and held discussions with management and Ernst & Young LLP throughout the year and reported the results of our activities to the Board of Directors. Specifically the following were completed:

•	Reviewed and discussed the audited financial statements for the fiscal year ended May 31, 2007 with Neogen’s management;

•	Discussed with Ernst & Young LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as amended; and

•

Received written disclosure regarding independence from Ernst & Young LLP as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Ernst & Young LLP its independence.

•

Based on the above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s fiscal year 2007 annual report on Form 10-K and the Company’s annual report to shareholders.

Submitted by:

Thomas Reed

Robert Book

Gordon Guyer

Members of the Audit Committee

ADDITIONAL INFORMATION

Shareholder Proposals for the 2008 Annual Meeting

Proposals of shareholders that are intended to be presented by such shareholders at the Company’s next annual meeting of shareholders must be received by the Company no later than May 15, 2008 in order to be included in the proxy statement and form of proxy for the next annual meeting. Any such proposal received by our principal executive offices in Lansing, Michigan after such date will be considered untimely and may be excluded from the proxy statement and form of proxy.

The deadline for submission of shareholder proposals to be presented at the 2008 annual meeting, but which will not be included in the proxy materials and form of proxy relating to such meeting, is May 15, 2008. Any such proposal received by our principal executive offices in Lansing, Michigan after such date may be considered untimely and excluded. If such proposal is presented at the 2008 annual meeting, the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to such proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires beneficial owners of more than 10% of our Common Stock, among others, to file reports with respect to changes in their ownership of Common Stock. Thomas Reed, a director of the Company was late in filing a Form 4 with respect to a transaction in August 2006. Paul Satoh, Ph.D. was late in filing a form 4 in February 2007. James Herbert, Chairman of the Board and CEO, was late in filing a Form 4 with respect to a transaction in April 2007.

Other Action

At this time, no other matter other than those referred to above is known to be brought before the meeting. If any additional matter should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment on such matter.

Expenses of Solicitation

The cost of solicitation of proxies for the Annual Meeting is being paid by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or other means of communication. The Company will, upon request, reimburse brokers and other nominees for their reasonable expenses in forwarding the proxy material to the beneficial owners of the stock held in street name by such persons.

By Order of the Board of Directors

Richard R. Current

Secretary

September 7, 2007

APPENDIX A

NEOGEN CORPORATION 2007 STOCK OPTION PLAN

NEOGEN CORPORATION

1. Definitions: As used herein, the following terms shall have the following meanings:

(a) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations thereunder.

(b) “Committee” shall mean, (i) with respect to administration of the Plan regarding Participants who are subject to Section 16(a) and (b) of the Exchange Act, a committee meeting the standards of Rule 16b-3 of the Rules and Regulations under the Exchange Act, or any similar successor rule, appointed by the Board of Directors of the Company to perform any of the functions and duties of the Committee under the Plan, or the Board of Directors as a whole, (ii) with respect to administration of the Plan regarding Participants whose compensation is subject to Section 162(m) of the Code, a committee comprised solely of two or more “outside directors” (within the meaning of Treasury Regulation Section 1.162-27(e)(3) or any successor regulation or rule) appointed by the Board of Directors of the Company to perform any of the functions and duties of the Committee under the Plan, or the Board of Directors as a whole, and (iii) with respect to administration of the Plan regarding all other Participants, such committee or the Board of Directors of the Company, as described in clauses (i) or (ii), or such other committee or entity appointed by the Board of Directors of the Company to perform any of the functions and duties of the Committee under the Plan.

(c) “Common Shares” shall mean the Common Shares, $.16 par value, of the Company.

(d) “Company” shall mean Neogen Corporation, a Michigan corporation, or any successor thereof.

(e) “Discretion” shall mean the sole discretion of the Committee, with no requirement whatsoever that the Committee follow past practices, act in a manner consistent with past practices, or treat any key employee, director, or consultant in a manner consistent with the treatment afforded other key employees, directors, or consultants with respect to the Plan or otherwise.

(f) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(g) “Incentive Option” shall mean an option to purchase Common Shares which meets the requirements set forth in the Plan and also is intended to be, and qualifies as, an incentive stock option within the meaning of Section 422 of the Code.

(h) “Nonqualified Option” shall mean an option to purchase Common Shares which meets the requirements set forth in the Plan but is not intended to be, or does not qualify as, an incentive stock option within the meaning of the Code.

(i) “Participant” shall mean any individual covered by Paragraph 11 or designated by the Committee under Paragraph 6 for participation in the Plan.

(j) “Plan” shall mean this Neogen Corporation 2007 Stock Option Plan.

(k) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(l) “Subsidiary” shall mean any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of all classes of outstanding voting equity interests.

(m) “Outside Director” shall mean any member of the Company’s Board of Directors who is not an employee of Neogen Corporation or any of its Subsidiaries.

2. Purpose of Plan: The purpose of the Plan is to provide key employees (including officers), directors, and consultants of the Company and its Subsidiaries with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of key employees, directors, and consultants with the interests of the shareholders of the Company, and to facilitate attracting and retaining key employees, directors, and consultants of exceptional ability.

3. Administration: The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall determine, from those eligible to be Participants under the Plan, the persons to be granted stock options, the amount of stock to be optioned to each such person, the time such options shall be granted and the terms and conditions of any stock options. Such terms and conditions may, in the Committee’s Discretion, include, without limitation, provisions providing for termination of the option, forfeiture of the gain on any option exercises or both if the Participant competes with the Company or otherwise acts contrary to the Company’s interests, and provisions imposing restrictions, potential forfeiture or both on shares acquired upon exercise of options granted pursuant to this Plan. The Committee may condition any grant on the potential Participant’s agreement to such terms and conditions.

Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board of Directors of the Company, be final and conclusive. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

4. Indemnification: In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any option granted hereunder to the full extent provided for under the Company’s articles of incorporation or bylaws with respect to indemnification of directors of the Company.

5. Maximum Number of Shares Subject to Plan: The maximum number of shares with respect to which stock options may be granted under the Plan shall be an aggregate of 1,000,000 Common Shares, which may consist in whole or in part of authorized and unissued or reacquired Common Shares. Unless the Plan shall have been terminated, shares covered by the unexercised portion of canceled, expired or otherwise terminated options under the Plan shall again be available for option and sale.

Subject to Paragraph 17, the number and type of shares subject to each outstanding stock option, the option price with respect to outstanding stock options, the aggregate number and type of shares remaining available under the Plan, and the maximum number and type of shares that may be granted to any Participant in any fiscal year of the Company pursuant to Paragraph 6, shall be adjusted by the Committee, as it deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, statutory share exchanges or reorganizations of or by the Company; provided that no fractional shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding option. Each adjustment under this Paragraph 5 shall be made so that the aggregate exercise price of each Participant’s outstanding stock options after the adjustment is not less than the aggregate exercise price of such Participant’s outstanding stock options before the adjustment.

6. Participants: Subject to Paragraph 11, the Committee shall determine and designate from time to time, in its Discretion, those key employees (including officers), directors, and consultants of the Company or any Subsidiary to whom options are to be granted and who thereby become Participants under the Plan; provided, however, that (a) Incentive Options shall be granted only to employees (as defined in the Code) of the Company or a subsidiary corporation (as defined in the Section 424(f) of the Code) of the Company, to the extent required by Section 422 of the Code, or any successor provision, and (b) no Participant may be granted stock options to purchase more than 100,000 Common Shares in the aggregate in any fiscal year of the Company, subject to any adjustments provided in the final paragraph of Paragraph 5 and in Paragraph 17. All Common Shares covered by a stock option granted to a Participant shall be counted for purposes of the per-Participant share limitation of item (b) of the proviso in the immediately preceding sentence, regardless of whether the Participant does not acquire the Common Shares due to cancellation, expiration or termination of the stock option or other event.

7. Allotment of Shares: Subject to Paragraph 11, the Committee shall determine and fix the number of Common Shares to be optioned to each Participant; provided that no Incentive Option may be granted under the Plan to any one Participant which would result in the aggregate fair market value, determined as of the date the option is granted, of the underlying stock with respect to which Incentive Options are exercisable for the first time by such individual during any calendar year (under all of such plans of the Company and its parent and Subsidiary corporations) exceeding $100,000.

8. Option Price: Subject to the rules set forth in this Paragraph 8, the Committee, in its Discretion, shall establish the option price at the time any option is granted. Such option price shall not be less than 100% of the fair market value of the stock on the date on which such option is granted; provided that with respect to an Incentive Option granted to an employee who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Company or of any parent or Subsidiary, the option price shall not be less than 110% of the fair market value of the stock subject to the Incentive Option on the date such option is granted. Fair market value of a share shall be determined by the Committee and may be determined by using the closing sale price of the Company’s stock on any exchange or other market on which the Common Shares shall be traded on the trading day of the option grant or the trading day before the option grant, or if there is no sale on either such date, the last sale price before the option grant. The option price will be subject to adjustment in accordance with the provisions of Paragraphs 5 and 17 of the Plan.

9. Granting and Exercise of Options: The granting of options under the Plan shall be effected in accordance with determinations made by the Committee pursuant to the provisions of the Plan, by execution of instruments in writing in form approved by the Committee. Such instruments shall constitute binding contracts between the Company and the Participant.

Subject to the terms of the Plan, the Committee, in its Discretion, may grant to Participants Incentive Options, Nonqualified Options or any combination thereof. Each option granted under the Plan shall designate the number of shares covered thereby, if any, with respect to which the option is an Incentive Option and the number of shares covered thereby, if any, with respect to which the option is a Nonqualified Option.

Subject to the terms of the Plan, each option granted under the Plan shall be exercisable at any such time or times or in any such installments as may be determined by the Committee in its Discretion and specified in the agreement or other written document relating to such option; provided that the aggregate fair market value (determined as of the date the option is granted) of the underlying stock with respect to which Incentive Options are exercisable for the first time by such individual during any calendar year (under all of such plans of the Company and its parent and Subsidiary corporations) shall not exceed $100,000. Except as provided in Paragraph 14, options may be exercised only while the Participant is an employee, director, or consultant of the Company or a Subsidiary.

Notwithstanding any other term or provision of this Plan, but subject to the requirements of the Code with respect to Incentive Options that are intended to remain Incentive Options, in connection with a Participant ceasing to be an employee of or a provider of services to the Company or a Subsidiary for any reason, the stock option agreement may provide for the acceleration of, or the Committee may accelerate, in its Discretion (exercised at the date of the grant of the stock option or after the date of grant), in whole or in part, the time or times or installments with respect to which any option granted under this Plan shall be exercisable in connection with termination of a Participant’s employment with or provision of services to the Company or a Subsidiary, subject to any restrictions, terms and conditions fixed by the Committee either at the date of the award or at the date it exercises such Discretion, and provided that any acceleration is made within the original term of the option.

Successive stock options may be granted to the same Participant, whether or not the option or options previously granted to such Participant remain unexercised. A Participant may exercise any option granted under the Plan, if then exercisable, notwithstanding that options granted to such Participant prior to the option then being exercised remain unexercised.

10. Payment of Option Price: At the time of the exercise in whole or in part of any option granted under this Plan, payment in full in cash, or with the consent of the Committee, in its Discretion, in Common Shares shall be made by the Participant for all shares so purchased. In the Discretion of, and subject to such conditions as may be established by, the Committee, payment of the option price may also be made by the Company retaining from the shares to be delivered upon exercise of the stock option that number of shares having a fair market value on the date of exercise equal to the option price of the number of shares with respect to which the Participant exercises the option. In the Discretion of the Committee, a Participant may exercise an option, if then exercisable, in whole or in part, by delivery to the Company of written notice of the exercise in such form as the Committee may prescribe, accompanied by irrevocable instructions to a stock broker to promptly deliver to the Company full payment for the shares with respect to which the option is exercised from the proceeds of the stock broker’s sale of or loan against some or all of the shares. Such payment may also be made in such other manner as the Committee determines is appropriate, in its Discretion. No Participant shall have any of the rights of a shareholder of the Company under any option until the actual issuance of shares to such Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraphs 5 and 17.

11. Automatic Stock Options: Notwithstanding other provisions of this Plan and to the extent shares are available for grant under the Plan, Outside Directors shall automatically be granted Non-qualified Stock Options on the terms described in this Paragraph 11.

Each Outside Director of the Corporation shall automatically be granted a Nonqualified Stock Option to purchase 5,000 shares of Common Stock as of the date he or she is first elected or appointed to the Board of Directors. Each Outside Director of the Corporation who is re-elected to the Board of Directors shall automatically be granted a Nonqualified Stock Option to purchase 2,000 shares of Common Stock as of the date of each re-election.

All options granted under this Paragraph 11 shall be exercisable in one-third cumulative annual installments beginning one year after the date of grant, shall expire ten years after the date of grant and shall have an option price equal to 100% of the fair market value of the Company’s Common Stock on the date of grant.

12. Non-transferability of Options: No option granted under the Plan to a Participant shall be transferable by such Participant otherwise than by will or by the laws of descent and distribution, and each such option shall be exercisable, during the lifetime of the Participant, only by the Participant.

13. Continuance of Employment; No Right to Continued Employment: The Committee may require, in its Discretion, that any Participant under the Plan to whom an option shall be granted shall agree in writing as a condition of the granting of such option to remain in his or her position as an employee, director, or consultant of the Company or a Subsidiary for a designated minimum period from the date of the granting of such option as shall be fixed by the Committee.

Nothing contained in the Plan or in any option granted pursuant to the Plan, nor any action taken by the Committee hereunder, shall confer upon any Participant any right with respect to continuation of employment, or other service by or to the Company or a Subsidiary nor interfere in any way with the right of the Company or a Subsidiary to terminate such person’s employment, or other service at any time.

14. Termination of Employment; Expiration of Options: Subject to the other provisions of the Plan, including, without limitation, Paragraph 17 and this Paragraph 14, all rights to exercise options shall terminate when a Participant ceases to be an employee, director, or consultant of the Company or a Subsidiary for any cause, except that the Committee may, in its Discretion, permit the exercise of all or any portion of the options granted to such Participant

(i) for a period not to exceed three months following such termination with respect to Incentive Options that are intended to remain Incentive Options if such termination is not due to death or permanent disability of the Participant,

(ii) for a period not to exceed one year following termination of employment with respect to Incentive Options that are intended to remain Incentive Options if termination of employment is due to the death or permanent disability of the Participant, and

(iii) for a period not to extend beyond the expiration date with respect to Nonqualified Options or Incentive Options that are not intended to remain Incentive Options,

all subject to any restrictions, terms and conditions fixed by the Committee either at the date of the award or at the date it exercises such Discretion. In no event, however, shall an option be exercisable after its expiration date, and, unless the Committee in its Discretion determines otherwise (pursuant to Paragraphs 9 or 17), an option may only be exercised after termination of a Participant’s employment or other service by or to the Company to the extent exercisable on the date of such termination or to the extent exercisable as a result of the reason for such termination. The Committee may evidence the exercise of its Discretion under this Paragraph 14 in any manner it deems appropriate, including by written resolution or by a written provision in, or written amendment to, the option.

If not sooner terminated, each stock option granted under the Plan shall expire not more than 10 years from the date of the granting thereof; provided that with respect to an Incentive Option granted to an employee who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Company or any parent or subsidiary, such option shall expire not more than 5 years after the date of granting thereof.

15. Investment Purpose: If the Committee in its Discretion determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any exercise of any option granted under the Plan or any portion thereof and as a condition to the Company’s obligation to deliver certificates representing the shares subject to exercise, to execute and deliver to the Company a written statement, in form satisfactory to the Committee, representing and warranting that the Participant’s purchase of Common Shares upon exercise thereof shall be for such person’s own account, for investment and not with a view to the resale or distribution thereof and that any subsequent sale or offer for sale of any such shares shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act, which Registration Statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the availability of such exemption.

The Company may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant upon exercise of any option granted under the Plan.

16. Withholding Payments: If upon the exercise of any Nonqualified Option or a disqualifying disposition (within the meaning of Section 422 of the Code) of shares acquired upon exercise of an Incentive Option, there shall be payable by the Company or a Subsidiary any amount for income tax withholding, in the Committee’s Discretion, either the Participant shall pay such amount to the Company, or the amount of Common Shares delivered by the Company to the Participant shall be appropriately reduced, to reimburse the Company or such Subsidiary for such payment. The Company or any of its Subsidiaries shall have the right to withhold the amount of such taxes from any other sums or property due or to become due from the Company or any of its Subsidiaries to the Participant upon such terms and conditions as the Committee shall prescribe. The Company may also defer issuance of the stock upon exercise of such option until payment by the Participant to the Company of the amount of any such tax. The Committee may, in its Discretion, permit Participants to satisfy such withholding obligations, in whole or in part, by electing to have the amount of Common Shares delivered or deliverable by the Company upon exercise of a stock option appropriately reduced, or by electing to tender Common Shares back to the Company subsequent to exercise of a stock option to reimburse the Company or such Subsidiary for such income tax withholding, subject to such rules and regulations, if any, as the Committee may adopt. The Committee may make such other arrangements with respect to income tax withholding as it shall determine.

17. Extraordinary Transactions: In case the Company (i) consolidates with or merges into any other corporation or other entity and is not the continuing or surviving entity of such consolidation or merger, or (ii) permits any other corporation or other entity to consolidate with or merge into the Company and the Company is the continuing or surviving entity but, in connection with such consolidation or merger, the Common Shares are changed into or exchanged for stock or other securities of any other corporation or other entity or cash or any other assets, or (iii) transfers all or substantially all of its properties and assets to any other corporation or other person or entity, or (iv) dissolves or liquidates, or (v) effects a capital reorganization or reclassification in such a way that holders of Common Shares shall be entitled to receive stock, securities, cash or other assets with respect to or in exchange for the Common Shares, then, and in each such case, proper provision shall be made so that, each Participant holding a stock option upon the exercise of such option at any time after the consummation of such consolidation, merger, transfer, dissolution, liquidation, reorganization or reclassification (each transaction, for purposes of this Paragraph 17, being herein called a “Transaction”), shall be entitled to receive (at the aggregate option price in effect for all Common Shares issuable to the Participant upon such exercise immediately prior to such consummation and as adjusted to the time of such Transaction), in lieu of Common Shares issuable upon such exercise prior to such consummation, the stock and other securities, cash and assets to which such Participant would have been entitled upon such consummation if such Participant had so exercised such stock option in full immediately prior thereto (subject to adjustments subsequent to such Transaction provided for in Paragraph 5).

Notwithstanding anything in the Plan to the contrary, in connection with any Transaction and effective as of a date selected by the Committee, which date shall, in the Committee’s judgment, be far enough in advance of the Transaction to permit Participants holding stock options to exercise their options and participate in the Transaction as a holder of Common Shares, the Committee, acting in its Discretion without the consent of any Participant, may effect one or more of the following alternatives with respect to all of the outstanding stock options (which alternatives may be made conditional on the occurrence of the applicable Transaction and which may, if permitted by law, vary among individual Participants): (a) accelerate the time at which stock options then outstanding may be exercised so that such stock options may be exercised in full for a limited period of time on or before a specified date fixed by the Committee after which specified date all unexercised stock options and all rights of Participants thereunder shall terminate; (b) accelerate the time at which stock options then outstanding may be exercised so that such stock options may be exercised in full for their then remaining term; or (c) require the mandatory surrender to the Company of outstanding stock options held by such Participants (irrespective of whether such stock options are then exercisable) as of a date, before or not later than sixty days after such Transaction, specified by the Committee, and in such event the Company shall thereupon cancel such stock options and shall pay to each Participant an amount of cash equal to the excess of the fair market value of the aggregate Common Shares subject to such stock option, determined as of the date such Transaction is effective, over the aggregate option price of such shares, less any applicable withholding taxes; provided, however, the Committee shall not select an alternative (unless consented to by the Participant) such that, if a Participant exercised his or her accelerated stock option pursuant to alternative (a) or (b) and participated in the Transaction or received cash pursuant to alternative (c), the alternative would result in the Participant’s owing any money by virtue of the operation of Section 16(b) of the Exchange Act. If all such alternatives have such a result, the Committee shall, in its Discretion, take such action to put such Participant in as close to the same position as such Participant would have been in had alternative (a), (b) or (c) been selected but without resulting in any payment by such Participant pursuant to Section 16(b) of the Exchange Act. The gross amount payable to a Participant under alternative (c) shall not be greater than the excess of the fair market value of the aggregate Common Shares subject to the Participant’s canceled stock option(s) determined on the cancellation date over the aggregate exercise price of such stock option(s). Any amount payable to a Participant under alternative (c) shall be paid within 15 days of the later of the date the Transaction is effective or the date of the Company’s cancellation of the Participant’s stock options. Notwithstanding the foregoing, with the consent of affected Participants, each with respect to such Participant’s option only, the Committee may in lieu of the foregoing make such provision with respect to any Transaction as it deems appropriate.

18. Effectiveness of Plan: This Plan shall be effective on the date the Board of Directors of the Company adopts this Plan, provided that the shareholders of the Company approve the Plan within 12 months after its adoption by the Board of Directors. Options may be granted before shareholder approval of this Plan, but each such option shall be subject to shareholder approval of this Plan. No option granted under this Plan shall be exercisable unless and until this Plan shall have been approved by the Company’s shareholders.

19. Termination, Duration and Amendments to the Plan: The Plan may be abandoned or terminated at any time by the Board of Directors of the Company. Unless sooner terminated, the Plan shall terminate on the date ten years after the earlier of its adoption by the Board of Directors or its approval by the shareholders of the Company, and no stock options may be granted under the Plan thereafter. The termination of the Plan shall not affect the validity of any option which is outstanding on the date of termination.

For the purpose of conforming to any changes in applicable law or governmental regulations,

or for any other lawful purpose, the Board of Directors shall have the right, with or without approval of the shareholders of the Company, to amend or revise the terms of this Plan or any option agreement under this Plan at any time; provided, however, that (i) to the extent required by Section 162(m) of the Code and related regulations, or any successor rule, but only with respect to amendments or revisions affecting Participants whose compensation is subject to Section 162(m) of the Code, and to the extent required by Section 422 of the Code, or any successor section, but only with respect to Incentive Options, no such amendment or revision shall increase the maximum number of shares in the aggregate which are subject to this Plan or which may be granted to any Participant during any fiscal year of the Company (subject, however, to the provisions of Paragraphs 5 and 17) without the approval or ratification of the shareholders of the Company, and (ii) no such amendment or revision shall change the option price (except as contemplated by Paragraphs 5 and 17) or alter or impair any option which shall have been previously granted under this Plan, in a manner adverse to a Participant, without the consent of such Participant.

20. Section 409A of the Code: Notwithstanding any other provision of the Plan, no stock option granted under the Plan shall have any terms or features (including, without limitation, terms or features relating to the time of or events triggering vesting, method of exercise or payment of withholding tax, method of settlement, form and timing of consideration payable in settlement, or deferral or other elections), whether at the time of grant or subsequent to the time of grant, that would cause the stock option to be nonqualified deferred compensation that fails to comply with the requirements under Section 409A of the Code and the guidance and regulations issued thereunder. Moreover, notwithstanding any other provision of the Plan, no action may be taken by the Committee or the Board under or in respect of the Plan (including, without limitation, Plan amendments under Paragraph 19 or adjustments under Paragraphs 5 or 17) that would cause the Plan or any stock option granted under the Plan to be a nonqualified deferred compensation plan that fails to comply with the requirements of Section 409A of the Code and the guidance and regulations issued thereunder.

As adopted by the Board of Directors on August 31, 2007.

Appendix B

Audit Committee Charter

Neogen Corporation

Purpose

The purpose of the Audit Committee (the Committee) is to assist the Board of Directors (the Board) of Neogen Corporation (the Company) in overseeing: (1) the integrity the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence and (4) performance of the Company’s internal auditors and independent auditor.

Committee Structure

The Committee shall consist of at least three directors. Each member of the Committee shall meet the independence and experience requirements of the Nasdaq Stock Market, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission. The Board may, at any time and in its complete discretion, replace a Committee member.

Meetings

The Committee shall meet as often as necessary. The Committee shall meet periodically, in separate, private sessions with management, the independent auditor and the internal auditors (if any) to discuss anything the Committee or these groups believe should be discussed. The Committee may require any Company officer or employee or the Company’s outside counsel or external auditor to attend a Committee meeting or to meet with any members of, or consultants to, the Committee, and to provide pertinent information as necessary.

The Committee shall meet in executive session at least twice a year.

The Committee shall maintain minutes and other relevant documentation of all of its meetings.

Committee Authority and Responsibilities

The Committee shall directly appoint, retain, compensate, evaluate and terminate the Company’s independent auditor. The Committee has the sole authority to approve all audit engagement fees and terms, as well as all significant non-audit engagements with the independent auditor. The Committee shall be directly responsible for overseeing the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and the independent auditor shall report directly to the Committee.

The Committee shall have the authority to engage, without additional Board approval, independent legal, accounting and other advisors as it deems necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Committee, to compensate administrative expenses that are necessary and appropriate to carry out its duties.

The Committee shall preapprove all auditing and non-auditing services of the independent auditor, subject to de minimus exceptions for other than audit, review or attest services that are approved by the Committee prior to completion of the audit. Alternatively, the engagement of the independent auditor may be entered into pursuant to pre-approved policies and procedures established by the Committee, provided that the policies and procedures are detailed as to the particular services and the Committee is informed of each service. The Committee has the powers and responsibilities delineated in this Charter. It is not, however, the Committee’s responsibility to prepare and certify the Company’s financial statements, to guarantee the independent auditor’s report, or to guarantee other disclosures by the Company. These are the fundamental responsibilities of management and the independent auditor. Committee members are not full-time Company employees and are not performing the functions of auditors and accountants.

Oversight of the Company’s Independent Auditors

The independent auditors for the Company are accountable to the Board and the Committee, as representatives of the shareholders, and the Committee shall instruct the independent auditors to that effect.

The Committee shall discuss the scope of the annual audit with management and the independent auditors.

The Committee shall obtain and review a report by the independent auditors, at least annually, describing: (1) the independent auditors’ quality-control procedures; (2) any material issues raised by the most recent quality-control review, or peer review, of the independent auditors, or by an inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with these issues and (3) all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and the matters set forth in the Independent Standards Board Standard No. 1 (Independent Discussions with Audit Committees). The Committee shall review and evaluate the qualifications, performance and independence of the independent auditors and the lead audit partner of the independent auditors, and present its conclusions with respect to the independent auditors to the full Board not less than annually.

The Committee shall assure the regular rotation of the audit partner as required by Section 10A(j) of the Exchange Act.

The Committee shall set clear hiring policies for employees and former employees of the independent auditors that are consistent with Section 10A(l) of the Exchange Act.

Disclosure and Financial Statements

The Committee shall review and discuss the annual financial statements with management and the independent auditors and then report whether the Committee recommends to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K.

The Committee shall review and discuss with management and the independent auditors: (1) major issues regarding accounting principles and financial statement presentations, including significant changes in the Company’s selection or applications of accounting principles; (2) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgements made in connection with the preparation of the financial statements; and (3) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

The Committee shall obtain, review and discuss reports from the independent auditors regarding: (1) all critical accounting policies and practices to be used; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditors and reasons for favoring that treatment; and (3) other material written communications between the independent auditors and Company management, such as any management letter or schedule of unadjusted differences.

The Committee shall discuss with the independent auditors and then disclose the matters required to the discussed and disclosed by SAS 61, including any difficulties the independent auditors encountered in the course of the audit work, any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management.

The Committee shall discuss with management the type and presentation of information included in the Company’s results of operations press releases. This discussion will be generally held with management and the independent auditors following the completion of the auditors’ quarterly or year-end procedures and prior to the release of the press release. The Chairman of the Committee may represent the entire Committee for the purpose of this discussion.

The Committee shall review the CEO and CFO’s disclosure and certifications under Section 302 and 906 of the Sarbanes-Oxley Act.

Compliance and Regulatory Oversight Responsibilities

The Committee shall review and approve all related party transactions.

The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company from its employees regarding accounting, internal accounting controls, and auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Committee shall ascertain annually from the independent auditor whether the Company has issues under Section 10A(b) of the Exchange Act.

The Committee shall review with management and the independent auditors any correspondence with regulators and any published reports that raise material issues regarding the Company’s accounting policies.

Limitation of Audit Committee Role

The Committee’s role is one of oversight. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. Management is responsible for the fair presentation of the information set forth in the financial statements in conformity with Generally Accepted Accounting Principles. The independent auditors’ responsibility is to provide their opinion, based on their audits, that the financial statements fairly present, in all material respects, the financial position results of operations and cash flows if the Company’s in conformity with Generally Accepted Accounting Principles. While the Committee has the responsibilities and power set forth in this Charter, its not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in conformity with Generally Accepted Accounting Principles. Further, it is not the duty of the Committee to assure compliance with acceptable laws and regulations, or the Company’s Code of Conduct.

Adopted by the Committee July 22, 2004 and by the Board July 23, 2004

PROXY

NEOGEN CORPORATION

Annual Meeting of Shareholders – October 11, 2007

The undersigned hereby appoints James L. Herbert and Richard R. Current, and each of them with full power to appoint his substitute, attorneys and proxies to represent the shareholder and to vote and act with respect to all shares that the shareholder would be entitled to vote on all matters which come before the annual meeting of shareholders of Neogen Corporation referred to above and at any adjournment of that meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE MADE, THE SHARES WILL BE VOTED FOR THE PROPOSAL ON THIS PROXY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER, INCLUDING SUBSTITUTION OF DIRECTOR NOMINEES, WHICH MAY COME BEFORE THE MEETING.

Please date, sign and mail your

proxy card back as soon as possible!

Annual Meeting of Shareholders

NEOGEN CORPORATION

October 11, 2007

Please Detach and Mail in Envelope Provided

☒	Please mark your
vote as in this
example.

	FOR	WITHHELD
I. ELECTION OF DIRECTORS	☐	☐
Nominees: Jack C. Parnell Robert M. Book Clayton K. Yeutter, Ph.D

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_____________________________________

SIGNATURE(S) _____________________________________ TITLE _________________________________

DATE ____________________________, 2007

NOTE:	Please sign exactly as your name appears on this proxy. If signed for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.